UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
February 1, 2018
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01 Entry into a Material Definitive Agreement.
On February 1, 2018, OpGen, Inc., a Delaware corporation (the "Company"), priced a public offering (the "Offering") to issue and sell an aggregate of 2,841,152 units (the "Units"), each consisting of one share of the Company's common stock, par value $0.01 per share ("Common Stock"), and one common warrant to purchase one-half of a share of Common Stock, at an offering price of $3.25 per unit and an aggregate of 851,155 pre-funded units, each consisting of one pre‑funded warrant to purchase one share of Common Stock and one common warrant to purchase one-half of a share of Common Stock (the "Pre-funded Units"), at an offering price of $3.24 per unit. In connection with the Offering, the Company entered into Securities Purchase Agreements (the "Purchase Agreements") with certain investors identified on the signature pages thereto. The Pre-funded Units will be issued and sold to purchasers whose purchase of Units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock immediately following the consummation of the Offering. Each pre-funded warrant contained in a Pre-funded Unit will be immediately exercisable for one share of Common Stock at an exercise price of $0.01 per share and will remain exercisable until exercised in full. The common warrants included in the Units and the Pre-funded Units will be immediately exercisable at a price of $3.25 per share of Common Stock, subject to adjustment in certain circumstances, and will expire five years from the date of issuance. The shares of common stock or pre‑funded warrants included in the Pre-funded Units, as the case may be, and the common warrants were offered together, but the securities contained in the Units or Pre-funded Units will be issued separately.
A registration statement on Form S-1 relating to the Offering (File No. 333-222140) was declared effective by the Securities and Exchange Commission on February 1, 2018, and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) (File No. 333-222830) became automatically effective on February 1, 2018.  The Offering is being made only by means of a prospectus forming a part of the effective registration statements.
The closing of the Offering is subject to the satisfaction of customary closing conditions set forth in the Purchase Agreements and is expected to occur on or about February 6, 2018. The Purchase Agreements also contain representations, warranties, indemnification and other provisions customary for transactions of this nature. Under the Purchase Agreements, the Company is prohibited, (1) for a period of ninety (90) days after the closing, from effecting or entering into an agreement to issue Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, or (2) until such time no purchaser holds common warrants issued, from effecting or entering into an agreement to effect any issuance of Common Stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction. In connection with the Offering, the Company also agreed, subject to certain exceptions, to not recommence any offers or sales under its existing at-the-market ("ATM") offering for 120 days after the closing, and not to enter into any agreement with respect to any additional ATM offerings until after the second anniversary of the closing.
The net proceeds to the Company from the Offering are expected to be approximately $10.7 million, after deducting estimated placement agent's fees and expenses and estimated offering expenses, and excluding any proceeds that may be received upon exercise of the common warrants.  The Company intends to use the net proceeds from the Offering for research and development, including funding the continued development and manufacturing of the Company's AMR Gene Panel that is expected to be released for research use only in the first half of 2018, support acquisitions of products and technologies, capital expenditures, working capital and other general corporate purposes.

The Company has agreed to pay the placement agent, H.C. Wainwright & Co., LLC (the "Placement Agent"), a total cash fee equal to 6.5% of the gross proceeds of the Offering and a management fee of 1.0% of the gross proceeds of the Offering (which fees may be reduced under certain circumstances). The Company has also agreed to pay or reimburse certain expenses on behalf of the Placement Agent.  As additional compensation, the Company will issue warrants to the Placement Agent to purchase 184,615 shares of Common Stock.  The warrants issued to the Placement Agent will have an exercise price of $4.0625 per share and will be exercisable for five years from the date of the effectiveness of the registration statement for the Offering.
The foregoing descriptions of the form of Purchase Agreement, the pre-funded warrants, the common warrants, and the Placement Agent warrants are not complete and each are qualified in its entirety by reference to the full text of the Purchase Agreement, the form of pre-funded warrant, the form of common warrant and the form of Placement Agent warrant, copies of which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3 respectively, and incorporated herein by reference.
On February 2, 2018, the Company issued a press release announcing the Offering, which is attached hereto as Exhibit 99.1.
The disclosures in this Current Report on Form 8-K and in the attached press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith or incorporated herein by reference:
Exhibit	Description

4.1	Form of Pre-funded Warrant to purchase Common Stock
4.2	Form of Common Warrant to purchase Common Stock
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-1 (File No. 333-222140))
10.1	Form of Securities Purchase Agreement, among the Registrant and the purchasers signatory thereto, dated as of February 1, 2018
99.1	Press Release, issued February 2, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
OpGen, Inc.

Date: February 2, 2018	By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer